Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291988
PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 15, 2025)
Up to $3,400,000 of Common Shares

Icon Energy Corp.
We have entered into an At The Market Offering Agreement (the “Distribution Agreement”) with Maxim Group LLC (the “Sales Agent”) as our sales agent, relating to our common shares, par value $0.001 per share (“common shares”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Distribution Agreement, we may, through our Sales Agent, offer and sell from time to time our common shares, having an aggregate offering amount of up to $3,400,000 (the “Aggregate Offering Amount”).
Sales of our common shares, if any, under this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent in any other method permitted by law. Subject to the terms and conditions of the Distribution Agreement, the Sales Agent is not required to sell any specific amount of common shares, but will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the designated shares. We may instruct the Sales Agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay the Sales Agent a commission equal to up to 3.0% of the Aggregate Offering Amount sold by the Sales Agent pursuant to the Distribution Agreement. In connection with the sale of our common shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our common shares are listed on the Nasdaq Capital Market under the symbol “ICON”. The last reported sale price of our common shares on the Nasdaq Capital Market on February 3, 2026 was $1.73 per share. The aggregate market value of our outstanding common shares held by non-affiliates on February 3, 2026 was $10,230,478 based on 2,507,470 common shares issued and outstanding held by non-affiliates and a per share price of $4.08 based on the closing sale price of our common shares on December 8, 2025 as reported by the Nasdaq Capital Market. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” on page 5 of the accompanying base prospectus.
Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-9 of this prospectus supplement, and page 7 of the accompanying base prospectus, and in our annual report on Form 20-F for the fiscal year ended on December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 25, 2025 (the “Annual Report”) which is incorporated by reference herein and therein, and under similar headings in the other documents that are filed, and not furnished after the date hereof and incorporated by reference into this prospectus supplement, to read about the risks you should consider before purchasing our common shares.
Neither the Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Sole Sales Agent
Maxim Group LLC
The date of this prospectus supplement is February 4, 2026

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission, using the shelf registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which do not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying base prospectus, we are referring to the base prospectus only.
This prospectus supplement relates to an offering of up to $3,400,000 of our common shares through the Sales Agent. These sales, if any, will be made pursuant to the terms of the Distribution Agreement entered into between us and the Sales Agent on February 4, 2026.
If there is any inconsistency between the information in this prospectus supplement and the accompanying base prospectus, you should rely on the prospectus supplement. Before purchasing any of our securities being offered, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information incorporated by reference into this prospectus supplement and described under the section entitled “Where You Can Find Additional Information.”
This prospectus does not contain all of the information in the registration statement. Documents establishing the terms of the offered common shares, as well as the Distribution Agreement, are filed as exhibits to the registration statement or will be filed with documents that we file to the Commission and are incorporated by reference in this prospectus supplement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
We and the Sales Agent have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on the respective cover, even though this prospectus supplement may be delivered or securities may be sold under this prospectus supplement on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider any information in this prospectus supplement, the accompanying base prospectus or any free writing prospectus relating to this offering prepared by or on behalf of us or in the documents incorporated by reference herein or therein to be investment, legal or tax advice. We and the Sales Agent encourage you to consult with your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our common shares.
This prospectus supplement and the accompanying base prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. Except as otherwise set forth in this prospectus supplement, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying base prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus supplement outside the United States.
Unless the context requires otherwise, all references in this prospectus supplement to “Icon,” “Icon Energy,” the “Company,” “we,” “our,” and “us,” refer to Icon Energy Corp. and not to our subsidiaries or to such entities collectively. We use the term deadweight tons (“dwt”) expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “our fleet,” and “our vessels,” include right-of-use assets under finance leases. Unless otherwise indicated, all references to currency amounts in this prospectus supplement are in U.S. dollars.

PRESENTATION OF SHARE AND FINANCIAL INFORMATION
We prepare our consolidated financial statements, including all of the consolidated financial statements included or incorporated by reference in this prospectus supplement, in U.S. dollars and in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”).
All share and per share amount references in this prospectus supplement give retroactive effect, for all periods presented, to the one-for-five reverse stock split effected on January 8, 2026. However, the information in the accompanying base prospectus and incorporated by reference, including from our Annual Report and from our interim condensed consolidated financial statements for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 contained in our Reports on Form 6-K filed on July 3, 2025, August 1, 2025 and November 26, 2025, was prepared and filed prior to the reverse stock split and do not reflect the reverse stock split.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions, or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Without limiting the generality of the foregoing, all statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference concerning or relating to estimated and projected earnings, margins, costs, expenses, expenditures, cash flows, growth rates, future financial results, liquidity and our ability to raise funds are forward-looking statements.
The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.
Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:
•
changes in general dry bulk market conditions, including fluctuations in charter hire rates, vessel values, vessel supply, demand for vessels, and supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;

•	changes in seaborne and other transportation patterns;
•
delays or defaults by shipyards in the construction of new buildings in the dry bulk industry, defaults in constructions, or delays, cancelations, or non-completion of deliveries of any vessels we may agree to acquire;

•	changes in the useful lives and/or the value of our vessels and the related impact on our compliance with the covenants under our financing arrangements;
•	the aging of our fleet and increases in operating costs;
•	changes in our ability to complete future, pending, or recent acquisitions or dispositions;
•	our ability to achieve successful utilization of our fleet;
•
changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions, and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion, or expected capital spending or operating expenses;
•	changes in our ability to leverage the relationships and reputation in the dry bulk shipping industry of Pavimar, the commercial and technical manager of our vessels;
•	changes in the availability of crew, number of off-hire days, classification survey requirements, and insurance costs for the vessels in our fleet;
•	changes in our relationships with our counterparties, including the failure of any of our counterparties to fulfill their obligations;
•	loss of our customers, charters, or vessels;

•	damage to our vessels;
•	potential liability from future incidents involving our vessels and litigation;
•	our future operating or financial results;
•	changes in and the effects of interest or inflation rates and worldwide inflationary pressures;
•	acts of terrorism, war, piracy, and other hostilities;
•	public health threats, pandemics, epidemics, other disease outbreaks, and governmental responses thereto;
•
changes in global and regional economic and political conditions, including the provision or removal of economic stimulus measures meant to counteract the effects of sudden market disruptions due to financial, economic, or health crises;

•	changes in tariffs or other restrictions imposed on foreign imports by the U.S. and related countermeasures taken by impacted foreign countries;
•	general domestic and international political conditions or events, including trade wars, acts of hostility or potential, threatened, or ongoing war;
•	inherent operational risks, natural disasters, weather damage, seasonal fluctuations, and inspection procedures of the dry bulk industry;
•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry;
•	our ability to continue as a going concern; and
•
other factors discussed in the “Risk Factors” section of this prospectus supplement, and in registration statements, reports or other materials that we have filed with or furnished to the SEC, including in “Item 3. Key Information—D. Risk Factors” in our most recent Annual Report and our Report on Form 6-K filed on November 26, 2025, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This section summarizes material information contained elsewhere in or incorporated by reference into this prospectus supplement that we consider important. This summary may not contain all of the information that may be important to you. Before you decide to invest in our securities, you should read this entire prospectus supplement, the accompanying base prospectus, any applicable free writing prospectus and the documents incorporated by reference carefully, including the “Risk Factors” section, the risk factors included in our interim condensed consolidated financial statements for the period ended September 30, 2025 contained in our Report on Form 6-K filed on November 26, 2025 and the financial information in this prospectus supplement and the accompanying base prospectus, in our Annual Report filed with the Commission on April 25, 2025 for the fiscal year ended December 31, 2024, and in our interim condensed consolidated financial statements for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 contained in our Reports on Form 6-K filed on July 3, 2025, August 1, 2025 and November 26, 2025, respectively, incorporated by reference into this prospectus supplement, and the other documents incorporated by reference into this prospectus supplement, which are described under “Information Incorporated by Reference.”
Our Company
We are a growth-oriented shipping company, providing worldwide seaborne transportation services for dry bulk cargoes via our fleet of oceangoing vessels. We generate our revenues by chartering our vessels to regional and international dry bulk operators, commodity traders and end users, primarily on time charters (either index-linked or fixed rate) or voyage charters, depending on market conditions, opportunities available to us, and other strategic and tactical considerations.
Currently, our fleet consists of the following dry bulk vessels:

Vessel name	Vessel type	Vessel built	Charter type	Earliest charter expiration	Latest charter expiration
Alfa	Panamax	2006	Index-linked time charter	July 2026	Evergreen*
Bravo	Kamsarmax	2007	Index-linked time charter	May 2026	Evergreen*
Charlie	Ultramax	2020	Index-linked time charter**	March 2026	July 2026

*	There is no set maximum period and the charter expires upon 3 months’ notice by either party
**	In addition to the floating daily hire rate, we also receive part of the fuel cost savings to be realized by the charterer through the use of the vessel’s scrubber.
Management of our Company and our Fleet
Overall responsibility for the management of Icon Energy rests with our Board of Directors. Our Board of Directors has organized the provision of management services through Pavimar Shipping Co. (“Pavimar”), a ship management company controlled by our Chairwoman and Chief Executive Officer, Mrs. Ismini Panagiotidi, under the terms of the management agreement, which became effective on January 18, 2024 (the “Management Agreement”). Pavimar operates on the same principles and draws upon the expertise of Pavimar S.A., an integrated vessel commercial and technical manager incorporated in the Republic of the Marshall Islands, also controlled by our Chairwoman and Chief Executive Officer. Founded in 2014, Pavimar S.A. has successfully managed over 50 vessels across the dry bulk, tanker and container sectors, has built a reputation for reliability, and is well-established and regarded within the international shipping community.
Pavimar provides us with vessel commercial and technical management services including, but not limited to, securing employment, post-fixture support, handling vessel sale and purchases, arranging and supervising crew, repairs and maintenance, insurance, provisions, bunkering, day to day vessel operations, and ancillary services. Prior to the effectiveness of our Management Agreement, similar services were provided to us by Pavimar S.A.

Recent and Other Developments Summary
On August 27, 2025, we entered into the standby equity purchase agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”). Pursuant to the SEPA, subject to the terms and conditions set forth therein, we have the right, but not the obligation, to issue (each such issuance, an “Advance”) to Yorkville, and Yorkville has the obligation to subscribe for, common shares for an aggregate subscription amount of up to $20 million (the “Commitment Amount”), at any time from the effective date of the SEPA until August 27, 2028, unless earlier terminated pursuant to the SEPA, by delivering written notice to Yorkville (each, an “Advance Notice”). For further information about the SEPA, please see “Description of the Standby Equity Purchase Agreement” in our registration statement on Form F-1 (File No. 333-290206). As of the date hereof, we have sold a total of 2,062,393 shares pursuant to Advances under the SEPA for aggregate net proceeds of $7.2 million.
On December 18, 2025, our Board of Directors authorized a share repurchase program under which we may, from time to time, repurchase up to an aggregate of $1.0 million of our outstanding common shares through December 31, 2026 (the “Program”). Repurchases under the Program may be made, from time to time, in privately negotiated transactions, in open market transactions, or by other means, including through trading plans intended to qualify under Rule 10b-18 and/or Rule 10b5-1 of the U.S. Securities Exchange Act of 1934, as amended. The amount and timing of any repurchases made under the Program will be in our sole discretion and will depend on a variety of factors, including legal requirements, market conditions, other investment opportunities, available liquidity, and the prevailing market price of the common shares. The Program does not obligate us to repurchase any dollar amount or number of common shares, and the Program may be suspended or discontinued at any time at our discretion. As of the date hereof, we have not repurchased any common shares under the Program.
On December 31, 2025, in accordance with the terms of our Series A Cumulative Convertible Perpetual Preferred Shares (the “Series A Preferred Shares”), we issued 1,705 Series A Preferred Shares as payment-in-kind for dividends accrued on the Series A Preferred Shares during the second half of 2025, totaling $1.7 million. For further information, including a description of the main characteristics of the Series A Preferred Shares, please see section “Description of the Capital Stock” in the accompanying base prospectus.
On January 8, 2026, we effected a 1-for-5 reverse stock split of our common shares, and the common shares began trading on a split-adjusted basis on the Nasdaq Capital Market, at the opening of trading on that date, under the existing trading symbol “ICON.” The new CUSIP number for the common shares is Y4001C305. Upon such reverse stock split becoming effective, every five issued and outstanding common shares were automatically converted into one issued and outstanding common share without any change in the par value per share or the total number of common shares that the Company is authorized to issue. Shareholders who were entitled to receive fractional shares because their pre-split holdings of common shares were not evenly divisible by the number of pre-split shares for which each post-split share was exchanged received a cash payment in lieu thereof. The reverse stock split did not (i) affect any shareholder’s ownership percentage of common shares (except as a result of the cancellation of fractional shares), (ii) have any direct impact on the market capitalization of the Company, or (iii) modify any voting rights or other terms of the common shares.
Corporate Information
Icon Energy is a holding company existing under the laws of the Republic of the Marshall Islands. We maintain our principal executive offices at c/o Pavimar Shipping Co., 17th km National Road Athens-Lamia & Foinikos Str. 14564, Nea Kifissia, Athens, Greece and our telephone number is +30 211 88 81 300. Our website is www.icon-nrg.com. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov. The information contained on, or that can be accessed through, these websites is not incorporated by reference herein and does not form part of this prospectus supplement.

THE OFFERING
Common shares outstanding as of February 3, 2026
2,508,470 common shares
Common shares offered by us in this offering
Up to $3,400,000 of common shares
Common shares outstanding immediately after the offering(1)
Up to 4,473,788 common shares (assumes the issuance and sale of 1,965,318 common shares using an assumed price of $1.73 per share, which was the closing price of our common shares on the Nasdaq Capital Market on February 3, 2026). The actual number of common shares issued will vary depending on the sales price under this offering.
Manner of Offering
“At-the-market offering” that may be made from time to time through the Sales Agent pursuant to Rule 415 promulgated under the Securities Act. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus supplement for general corporate purposes, which may include, among other things, funding for working capital needs, debt repayments and fleet renewal or expansion. See “Use of Proceeds.”
Risk factors
An investment in the securities offered hereby involves a high degree of risks and uncertainty. Before making an investment in our securities, you should carefully consider the risks set forth in the section entitled “Risk Factors” on page S-9 of this prospectus supplement and on page 7 of the accompanying base prospectus, as well as the other risk factors contained in the documents incorporated by reference herein and therein and under similar headings in the other documents that are filed, and not furnished after the date hereof and incorporated by reference into this prospectus supplement.
Listing
Our common shares are currently listed and trade on the Nasdaq Capital Market under the symbol “ICON.”
(1)	The number of common shares to be outstanding immediately after this offering excludes up to:
•
8,356,548 common shares issuable upon the hypothetical conversion of the Series A Preferred Shares as of January 20, 2026 using the VWAP for the five-day period ended January 16, 2026 (being the five consecutive trading day   period expiring on the trading day immediately prior to the date of delivery of the hypothetical notice of conversion);

•	400 common shares issuable upon exercise of the First Representative’s Warrant;
•	2,290 common shares issuable upon exercise of the Placement Agent’s Warrant;
•	10 common shares issuable upon exercise of the Class A Warrants; and
•	any additional common shares that may be sold by us pursuant to the SEPA or any other future equity capital raise.

To the extent that additional common shares are issued pursuant to the foregoing, investors purchasing common shares in this offering will experience further dilution. In addition, the Series A Preferred Shares, the First Representative’s Warrant, the Placement Agent’s Warrant and the Class A Warrants contain anti-dilution provisions, which, depending on the nature and price of any equity issuances by us, could increase the number of common shares issuable upon the conversion or exercise of such securities. For further information, including a description of the main characteristics of the Series A Preferred Shares, the First Representative’s Warrant, the Placement Agent’s Warrant, and the Class A Warrants, please see section “Description of the Capital Stock” in the accompanying base prospectus. For further information about the SEPA, please see “Description of the Standby Equity Purchase Agreement” in our registration statement on Form F-1 (File No. 333-290206).

RISK FACTORS
An investment in our common shares involves a high degree of risk and uncertainty. Before investing in our common shares, you should carefully consider the risks set forth below, in “Item 3. Key Information—D. Risk Factors” in our Annual Report and included in our interim condensed consolidated financial statements for the period ended September 30, 2025 contained in our Report on Form 6-K filed on November 26, 2025, as updated by quarterly and other reports and documents we file with the Commission and that are incorporated herein by reference. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference” for more information. The occurrence of one or more of these risk factors could adversely impact our business, results of operations or financial condition and may cause you to lose all or part of your investment in our common shares. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.
Risk Factors Relating to the Offering
It is not possible to predict the actual number of common shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a transaction notice to the Sales Agent at any time throughout the term of the Distribution Agreement. The number of common shares that are sold through the Sales Agent after delivering a transaction notice will fluctuate based on a number of factors, including the market price of the common shares during the sales period, the limits we set with the Sales Agent in any applicable transaction notice, and the demand for our common shares during the sales period. Because the price of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of common shares that we will sell or the gross proceeds we will receive in connection with those sales.
The common shares offered hereby will be sold in “at-the-market offerings”, and investors who buy common shares at different times will likely pay different prices.
Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold in this offering. In addition, there is no minimum or maximum sales price for common shares to be sold in this offering. Investors may experience a decline in the value of the common shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Our share price may be highly volatile and, as a result, investors in our common shares could incur substantial losses.
Our share price has recently been volatile and may continue to be volatile in the future. The stock market in general, and the market for shipping companies in particular, have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. As a result of this volatility, investors may experience rapid and substantial losses on their investment in our common shares that are unrelated to our operating performance. Our share price may exhibit similar volatility, which may cause our common shares to trade above or below what we believe to be their fundamental value.
Market volatility and trading patterns may create several risks for investors, including but not limited to the following:
•	the market price of our common shares may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;
•
to the extent volatility in our common shares is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common shares as traders with a short position make market purchases to avoid or to mitigate potential losses, investors may purchase common shares at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•
if the market price of our common shares declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the price of our common shares will not fluctuate, increase or decline significantly in the future, in which case you could incur substantial losses.

We may incur rapid and substantial increases or decreases in our share price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our common shares may decline or fluctuate rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common shares or result in fluctuations in the price or trading volume of our common shares, which include but are not limited to:
•	investor reaction to our business strategy;
•
the sentiment of the significant number of retail investors whom we believe, will hold our common shares, in part due to direct access by retail investors to broadly available trading platforms, and whose investment thesis may be influenced by views expressed on financial trading and other social media sites and online forums;

•	the amount and status of short interest in our common shares, access to margin debt, trading in options and other derivatives on our common shares and any related hedging and other trading factors;
•	our continued compliance with the listing standards of the Nasdaq Capital Market and any action we may take to maintain such compliance, such as a reverse stock split;
•	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our industry;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	our ability or inability to raise additional capital and the terms on which we raise it;
•	our dividend strategy;
•	our continued compliance with any debt covenants;
•	variations in the value of our fleet;
•	declines in the market prices of shares generally;
•	trading volume of our common shares;
•	sales of our common shares by us or our shareholders;
•	speculation in the press or investment community about our Company, our industry or our securities;
•	general economic, industry and market conditions; and
•
other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations or result in political or economic instability.

Some companies that have experienced volatility in the market price of their common shares have been subject to securities class-action litigation. If instituted against us, such litigation could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, operating results and growth prospects. There can be no guarantee that the price of our common shares will not decline or that future sales of our common shares will not be at prices lower than those initially distributed or sold to investors.
We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Future issuances of additional common shares, including as a result of an optional conversion of Series A Cumulative Convertible Perpetual Preferred Shares (the “Series A Preferred Shares”) or future sales under the SEPA, or the potential for such issuances, may adversely impact the price of our common shares and could impair our ability to raise capital through equity offerings. Shareholders may experience significant dilution as a result of any such issuances.
Icon has an authorized share capital of 750,000,000 common shares that it may issue without further shareholder approval. In order to raise additional capital and as part of our business strategy, including funding the expansion of our fleet and supporting our further growth plans, or in connection with equity awards, strategic transactions or otherwise, we may in the future offer additional common shares, preferred shares, or other securities convertible into or exchangeable for our common shares, including convertible debt or warrants. As part of our business strategy, we may rely in part on issuances of equity or preferred securities, which may carry voting rights and/or may be convertible into common shares. We may issue such securities in private placements, including to related parties, or in registered offerings. In addition, our Series A Convertible Preferred Shares are convertible, at the option of the holder until July 15, 2032, into our common shares at a price per share equal to the lower of (i) $1,200 per common share, subject to certain anti-dilution adjustments (i.e. in the event of capital reorganization, merger, stock dividend or other distribution of the Company’s assets, stock split or combination) (the “Pre-Determined Price”) and (ii) the VWAP of our common shares over the five consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion. The Pre-Determined Price is also subject to adjustments in the event of an issuance of equity securities at a deemed price per share lower than the Pre-Determined Price then in effect. In such event, the Pre-Determined Price shall be reduced to an amount equal to the effective price of such issuance of equity securities. However, sales of our common shares under this prospectus supplement have been deemed to be “excluded issuances” and, therefore, any potential adjustments to the Pre-Determined Price that could be triggered solely as a result of such sales have been waived. In addition, the exercise price for each of our outstanding warrants is subject to certain anti-dilution adjustments in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation, which could result in a corresponding increase in the number of common shares these instruments are converted into. The issuance of additional common shares (including upon the conversion, exercise, or exchange of other of our securities, including the Series A Preferred Shares or warrants), preferred shares or other securities could adversely impact the trading price of our common shares.
In addition, we also may issue common shares under the SEPA with Yorkville, of which approximately up to $12.8 million capacity is available for issuance as of the date hereof. The number of common shares we may sell to Yorkville, the timing of any such sales and the gross proceeds we may receive are uncertain and depend on market conditions and the terms and limitations in the SEPA. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold to Yorkville, and Yorkville may resell all, some or none of such shares at different times and at different prices. Because the purchase price per share under the SEPA is based on the market price during the applicable measurement period, any sales may occur at prices below the then-current trading price of our common shares. Sales by us to Yorkville, and resales by Yorkville into the market, could result in additional dilution to existing shareholders, increase the supply of our common shares available for sale and place downward pressure on the trading price of our common shares.
We cannot assure you at what price the offering of our shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our common shares or the acquisition price of common shares by shareholders and may be at a discount to the trading price of our common shares at the time of such sale. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested, and investors purchasing shares or other securities in the future could have rights that are superior to existing shareholders.

Nasdaq may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.
Under the Nasdaq Listing Rules, we must maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market. On March 7, 2025, we received a notification from Nasdaq indicating that the closing bid price of the Company’s common shares was below the minimum $1.00 per share bid price requirement (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market for 30 consecutive business days and were provided with 180 calendar days to regain compliance with it, and on April 1, 2025 we effected 1-for-40 reverse stock split in order to regain compliance with the Minimum Bid Price Requirement. On January 8, 2026, we effected a further 1-for-5 reverse stock split. Although we were in compliance with the Minimum Bid Price Requirement at the time, we believed that a reverse stock split would enhance the Company’s appeal to a broader investor base and ensure our continued compliance with Nasdaq Capital Market listing standards. However, the stock price of our common shares is volatile and we cannot assure you that our common shares will continue to be in compliance with the Minimum Bid Price Requirement or that we will be able to effect additional reverse stock splits. A continued decline in the closing price of our common shares on Nasdaq could result in suspension or delisting procedures in respect of our common shares.
Further, Nasdaq has proposed amending the Nasdaq Listing Rules to require companies to maintain a minimum market value of listed securities (“MVLS”) of $5 million. Specifically, if a company fails to have a MVLS of at least $5 million for 30 consecutive business days, it will be subject to immediate suspension and delisting without a compliance period. These rules could take effect as early as March 2026 and unless our MVLS exceeds $5 million, we will become subject to these rules. Based on the number of our common shares outstanding immediately prior to this offering and the last reported sale price of our common shares on the Nasdaq Capital Market on February 3, 2026, our MVLS is approximately $4,339,653.
If our common shares are suspended or delisted, it would likely have an adverse effect on the liquidity of our common shares, decrease the market price of our common shares, result in the potential loss of confidence by investors, suppliers, customers, and employees, result in fewer business development opportunities, and adversely affect our ability to obtain financing for our continuing operations.

USE OF PROCEEDS
We may issue and sell shares of our common shares having aggregate sales proceeds of up to $3,400,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds we receive from the sale of the securities offered hereunder for general corporate purposes, which may include, among other things, funding for working capital needs, debt repayments and fleet renewal or expansion. At this time, we have not specifically identified any vessels to acquire, nor have we identified a material single use for which we intend to use the proceeds we receive from the sale of securities offered hereunder, and, accordingly, we are not able to allocate such proceeds among any of these potential uses in light of the variety of factors that will impact how such proceeds are ultimately utilized by us.

CAPITALIZATION
The following table sets forth our total cash and capitalization as of September 30, 2025:
•	on actual basis;
•
on as adjusted basis, giving effect to (i) the issuance of 2,062,393 common shares in aggregate pursuant to Advances under the SEPA between October 1, 2025 and up to the date hereof, resulting in aggregate net proceeds of $7.2 million and net gain on issuance of $1.1 million(1), (ii) the issuance of 1,705 Series A Preferred Shares on December 31, 2025 as payment-in-kind for dividends accrued on the Series A Preferred Shares during the second half of 2025, totaling $1.7 million, and (iii) debt repayments between October 1, 2025 and up to the date hereof in an aggregate amount of $0.6 million; and

•
on as further adjusted basis, giving effect to the issuance and sale of common shares covered by this prospectus supplement. This calculation assumes the issuance and sale of 1,965,318 common shares using an assumed price of $1.73 per share, which was the closing price of our common shares on the Nasdaq Capital Market on February 3, 2026, resulting in assumed net proceeds of approximately $3.1 million, after sales commissions and estimated offering expenses of $0.3 million. The actual number of shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

(in Thousands of U.S. Dollars, except share data)	Actual	As adjusted	As further adjusted
Total cash, cash equivalents and restricted cash	$4,669	$11,278	$14,386
Total long-term debt	$35,427	$34,845	$34,845
Shareholders’ equity:
Common shares—authorized 750,000,000 shares with $0.001 par value, 446,100 shares issued and outstanding on actual basis, 2,508,470 on as adjusted basis, and 4,473,788 on as further adjusted basis	—	2	4
Series A Preferred Shares—authorized 1,500,000 shares with $0.001 par value, 17,249 shares issued and outstanding on actual basis, 18,954 on as adjusted and as further adjusted basis	—	—	—
Series B Preferred Shares—authorized 1,500,000 shares with $0.001 par value, 1,500,000 shares issued and outstanding on actual, as adjusted and as further adjusted basis	2	2	2
Series C Participating Preferred Shares—authorized 1,500,000 shares with $0.001 par value, no shares issued and outstanding on actual, as adjusted and as further adjusted basis	—	—	—
Additional paid-in capital	24,128	31,317	34,423
(Accumulated Deficit)	(3,488)	(2,374)	(2,374)
Total shareholders’ equity	$20,642	$28,947	$32,055
Total capitalization (including long-term debt)	$56,069	$63,792	$66,900

(1)	The accounting treatment for the SEPA has not been finalized as of the date of this prospectus supplement.

DILUTION
Dilution is the amount by which the offering price paid by the purchasers of our common shares in this offering differs from the pro forma as further adjusted net tangible book value per common share immediately after this offering. Net tangible book value is estimated as the amount of our total consolidated tangible assets (calculated by subtracting intangible assets, if any, from total assets) less total consolidated liabilities. As of September 30, 2025, net tangible book value is estimated as follows:
•	on actual basis, $20.6 million, or $44.36 per common share(1);
•
on pro forma as adjusted basis, $28.9 million, or $11.54 per common share(1), giving effect to (i) the issuance of 2,062,393 common shares in aggregate pursuant to Advances under the SEPA between October 1, 2025 and up to the date hereof, resulting in aggregate net proceeds of $7.2 million and net gain on issuance of $1.1 million(2), (ii) the issuance of 1,705 Series A Preferred Shares on December 31, 2025 as payment-in-kind for dividends accrued on the Series A Preferred Shares during the second half of 2025, totaling $1.7 million, and (iii) debt repayments between October 1, 2025 and up to the date hereof in an aggregate amount of $0.6 million; and

•
on pro forma as further adjusted basis, $32.1 million, or $7.17 per common share(1), giving effect to the issuance and sale of common shares covered by this prospectus supplement. This calculation assumes the issuance and sale of 1,965,318 common shares using an assumed price of $1.73 per share, which was the closing price of our common shares on the Nasdaq Capital Market on February 3, 2026, resulting in assumed net proceeds of approximately $3.1 million, after sales commissions and estimated offering expenses of $0.3 million. The actual number of shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

Dilution to existing shareholders is calculated by subtracting the pro forma as adjusted net tangible book value per common share before giving effect to this offering, from the pro forma as further adjusted net tangible book value per common share after giving effect to this offering. Accretion to purchasers of our common shares in this offering is calculated by subtracting the offering price per common share from the pro forma as further adjusted net tangible book value per common share immediately after this offering. The following table illustrates these calculations:

Assumed offering price per common share		$1.73
Pro forma as adjusted net tangible book value per common share(1)	$11.54
Dilution in pro forma as adjusted net tangible book value per common share(1) to existing shareholders	(4.37)
Pro forma as further adjusted net tangible book value per common share(1)	$7.17
Accretion per common share to purchasers of our common shares in this offering		$5.44

(1)	Figures expressed per common share, give effect to the accumulated dividends on our Series A Preferred Shares as of September 30, 2025, amounting to $0.9 million.
(2)	The accounting treatment for the SEPA has not been finalized as of the date of this prospectus supplement.
The number of common shares underlying the foregoing calculations does not include the up to (i) 8,356,548 common shares issuable upon the hypothetical conversion of the Series A Preferred Shares, as of January 20, 2026 using the VWAP for the five-day period ended January 16, 2026 (being the five consecutive trading day period expiring on the trading day immediately prior to the date of delivery of the hypothetical notice of conversion), (ii) 400 common shares issuable upon exercise of the First Representative’s Warrant, (iii) 2,290 common shares issuable upon exercise of the Placement Agent’s Warrant, (iv) 10 common shares issuable upon exercise of the Class A Warrants and (v) any additional common shares that may be sold by us pursuant to the SEPA or any other future equity capital raise. For further information, including a description of the main characteristics of the Series A Preferred Shares, the First Representative’s Warrant, the Placement Agent’s Warrant, and the Class A Warrants, please see section “Description of the Capital Stock” in the accompanying base prospectus.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
The material terms and provisions of our common shares are described under the section “Description of the Capital Stock” in the accompanying base prospectus.

PLAN OF DISTRIBUTION
We have entered into the Distribution Agreement pursuant to which we may issue and sell up to an aggregate of $3,400,000 of our common shares from time to time solely through the Sales Agent acting as sales agent. A copy of the Distribution Agreement will be filed as an exhibit to a Report on Form 6-K and incorporated by reference herein. Our common shares registered under this prospectus are subject to sale under such agreement.
Upon delivery of a transaction notice and subject to the terms and conditions of the Distribution Agreement, the Sales Agent may sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our common shares or to or through a market maker. The Sales Agent may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We or the Sales Agent may terminate the Distribution Agreement and the offering of our common shares upon notice.
We will pay the Sales Agent commissions for its services in acting as our sales agent in the sale of our common shares pursuant to the Distribution Agreement. The Sales Agent will be entitled to compensation at a fixed commission rate equal to up to 3.0% of the Aggregate Offering Amount sold by the Sales Agent pursuant to the Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for their reasonable fees and expenses of their legal counsel in an amount not to exceed $40,000. Additionally, we have agreed to reimburse the Sales Agent $5,000 for its legal fees on each Representation Date (as defined in the Distribution Agreement) while this offering is open.
Settlement for sales of common shares, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.
The Sales Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. In connection with the sale of the common shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common shares pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus, or (ii) termination of the Distribution Agreement as permitted therein. We may terminate the Distribution Agreement with ten business days’ prior written notice. The Sales Agent may terminate the Distribution Agreement at any time upon written notice.
The Sales Agent and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.
This prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus electronically.
Registrar and Transfer Agent
The registrar and transfer agent for our securities is Computershare Trust Company N.A.
Listing
Our common shares are listed on the Nasdaq Capital Market under the symbol “ICON.”

MATERIAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax and Marshall Islands tax considerations of the purchase, ownership, and disposition of our common shares as well as the material U.S. federal and Marshall Islands income tax consequences applicable to us and our operations. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our common shares treated for U.S. federal income tax purposes as:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under the applicable U.S. Treasury regulations (the “Treasury Regulations”) to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of our common shares that is not a U.S. Holder and is not an entity or arrangement classified as a partnership o for U.S. federal income tax purposes. The U.S. federal income tax consequences applicable to Non-U.S. Holders are described below under the heading “— Material United States Federal Income Taxation Consequences of Non-U.S. Holders.”
This discussion does not consider the tax treatment of entities or arrangements classified as partnerships for U.S. federal income tax purposes or of persons that hold our common shares through such entities or arrangements. If an entity or arrangement classified as a partnership for U.S. federal income tax purposes is the holder of our common shares, the U.S. federal income tax treatment of the persons treated as its partners on their status and the activities of the entity or arrangement. Persons treated as partners in such entities or arrangements holding our common shares are urged to consult their own advisors as to the particular U.S. federal income tax consequences applicable to them.
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, the Treasury Regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder or beneficial owner of our common shares based on such holder or beneficial owner’s individual circumstances. In particular, this discussion considers only holders or beneficial owners that will own and hold our common shares as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:
•	financial institutions or “financial services entities”;
•	broker-dealers;
•	taxpayers who have elected mark-to-market accounting for U.S. federal income tax purposes;
•	tax-exempt entities;
•	S corporations and entities or arrangements classified as partnerships for U.S. federal income tax purposes;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	dealers in securities or currencies;

•	“controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes;
•	certain expatriates or former long-term residents of the United States;
•	individual retirement accounts and other tax-deferred accounts;
•	persons that directly, indirectly or constructively own 10% or more (by vote or value) of our shares;
•	persons required to recognize income for U.S. federal income tax purposes no later than when such income is reported on an “applicable financial statement”;
•	persons that hold our common shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;
•	a person that purchases or sells our common shares as part of a wash sale for tax purposes;
•	a corporation liable for tax on its “adjusted financial statement income; and
•	a “U.S. Holder” whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.
This summary does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S., non-Marshall Islands tax laws.
We have not sought, nor do we intend to seek, a ruling from the Internal Revenue Service (the “IRS”), as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.
THIS DISCUSSION OF MATERIAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON SHARES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. DUE TO THE COMPLEXITY OF TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF OUR COMMON SHARES MAY BE AFFECTED BY FACTORS NOT ADDRESSED HEREIN, EACH HOLDER IS URGED TO CONSULT THEIR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S., AND U.S. FEDERAL TAX LAWS.
Material United States Federal Income Tax Consequences
Taxation of Operating Income in General
Unless exempt from U.S. federal income taxation under the rules of Section 883 of the Code (“Section 883”) discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a shipping pool, partnership, strategic alliance, joint operating agreement, vessel sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of the gross shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States, exclusive of certain U.S. territories and possessions, constitutes income from sources within the United States, which we refer to as “U.S. source shipping income.”
Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% U.S. source shipping income. We are prohibited by law from engaging in transportation that produces income considered to be 100% U.S. source shipping income.
No shipping income attributable to transportation exclusively between non-U.S. ports will be considered U.S. source shipping income. Our shipping income derived from sources outside the United States will not be subject to any United States federal income tax.
Unless exempt from U.S. federal income tax under Section 883, as described in detail below, our U.S. source shipping income would be subject to a 4% tax imposed without allowance for deductions for any taxable year (the “4% Tax”), as described in “— Taxation in Absence of Exemption” below.

Exemption of Operating Income from United States Federal Income Taxation
Under Section 883 and the Treasury Regulations thereunder, we are exempt from U.S. federal income taxation with respect to our U.S. source shipping income if:
i.
we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” from tax to corporations organized in the United States in respect of each category of shipping income for which exemption is being claimed under Section 883; and

ii.	one of the following statements is true:
○
more than 50% of the value of our stock is owned, directly or indirectly, by “qualified shareholders,” that are persons (i) who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” from tax to corporations organized in the United States, and (ii) we satisfy certain substantiation requirements (the “50% Ownership Test”); or

○
our stock is “primarily” and “regularly” traded on one or more established securities markets in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States (the “Publicly-Traded Test”).

The jurisdictions where we and our ship-owning subsidiaries are incorporated grant “equivalent exemptions” from tax to corporations organized in the United States. Therefore, we are exempt from U. S. federal income tax with respect to our U.S. source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test.
50% Ownership Test
Under the Treasury Regulations, a foreign corporation satisfies the 50% Ownership Test for a taxable year if (i) for at least half of the number of days in the taxable year, more than 50% of the value of its stock is owned, directly or constructively through the application of certain attribution rules, by one or more shareholders who are residents of foreign countries that grant “equivalent exemption” to corporations organized in the United States and (ii) the foreign corporation satisfies certain substantiation and reporting requirements with respect to such shareholders.
We believe that we will satisfy the 50% Ownership Test for our 2026 taxable year, and expect to satisfy the substantiation and reporting requirements to claim the benefits of the 50% Ownership Test. Therefore, we intend to take the position that we are exempt from U.S. federal income tax under Section 883 for our 2026 taxable year. However, there can be no assurance that we will continue to satisfy the requirements of the 50% Ownership Test in future taxable years. Furthermore, the substantiation requirements are onerous and, therefore, there can be no assurance that we would be able to satisfy them, even if our share ownership would otherwise satisfy the requirements of the 50% Ownership Test.
Publicly-Traded Test
The Treasury Regulations provide that the stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock used to satisfy the Publicly-Traded Test that is traded during the taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country.
Under the Treasury Regulations, the stock of a foreign corporation is considered “regularly traded” if one or more classes of its stock representing 50% or more of its outstanding shares, by total combined voting power of all classes of stock entitled to vote and by total combined value of all classes of stock, are listed on one or more established securities markets (such as the Nasdaq Capital Market).
The Treasury Regulations further require that with respect to each class of stock relied upon to meet the listing requirement:
i.
such class of stock be traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year (the “Trading Frequency Test”); and

ii.
the aggregate number of shares of such class of stock traded on such market during the taxable year be at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year (the “Trading Volume Test”).

Even if a foreign corporation does not satisfy both tests, the Treasury Regulations provide that the Trading Frequency Test and Trading Volume Test will be deemed satisfied by a class of stock if such class of stock is traded on an established securities market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.
Notwithstanding the foregoing, the Treasury Regulations provide, in pertinent part, that a class of stock will not be considered to be “regularly traded” on an established securities market for any taxable year during which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own, directly or indirectly, 5% or more of the vote and value of such class of outstanding shares.
For purposes of being able to determine the person who actually or constructively own 5% or more of the vote and value of our common shares (a “5% Shareholder”), the Treasury Regulations permit us to rely on those persons on Schedule 13G and Schedule 13D filings with the Commission as owning 5% or more of our common shares. The Treasury Regulations further provide that an investment company that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.
We believe that we will not satisfy the Publicly-Traded Test during our 2026 taxable year.
Taxation in Absence of Exemption
If we were not to qualify for the benefits of the Section 883 exemption (and our U.S. source shipping income were not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below), we would be subject to the 4% Tax. Because under the sourcing rules described above, no more than 50% of our shipping income would be treated as constituting U.S. source shipping income, no more than 50% of our shipping income would be subject to the 4% Tax.
If the benefits of the Section 883 exemption were unavailable to us and our U.S. source shipping income were considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax (currently imposed at a rate of 21%). In addition, we might be subject to the 30% “branch profits” tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments.
Our U.S. source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:
•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of such income; and
•
substantially all such income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States, or, in the case of income from the leasing of a vessel, is attributable to a fixed place of business in the United States.

We do not intend to have, or permit circumstances that would result in having, any vessel operating to or from the United States on a regularly scheduled basis, or earning income from the leasing of a vessel attributable to a fixed place of business in the United States. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.
United States Taxation of Gain on Sale of a Vessel
Regardless of whether we qualify for the Section 883 exemption, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, passes to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

Material United States Federal Income Taxation Consequences of U.S. Holders
The following is a summary of the material U.S. federal income tax consequences to U.S. Holders of the purchase, ownership, and disposition of our common shares.
Taxation of Distributions
Subject to the passive foreign investment company (“PFIC”) rules discussed below, any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its common shares and, thereafter, as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us.
Dividends paid on common shares to a U.S. Holder, who is an individual, trust, or estate (a “Non-Corporate U.S. Holder”) will generally be treated as “qualified dividend income” that is taxable to such Non-Corporate U.S. Holder at the preferential U.S. federal income tax rates applicable to long-term capital gain provided that our common shares are readily tradable on an established securities market in the United States (such as the Nasdaq Capital Market on which our common shares are listed), we are not a PFIC, for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been, or will be), and certain other conditions are met.
There is no assurance that any dividends paid on our common shares will be eligible for these preferential rates in the hands of a Non-Corporate U.S. Holder. If we were to be a PFIC, as discussed below, for any taxable year, dividends paid on our common shares in such year or in the following year would not be qualified dividend income. Any dividends paid by us on our common shares that are not eligible for these preferential rates would be taxed as ordinary income to the Non-Corporate U.S. Holder.
Special rules may apply to any “extraordinary dividend” generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted tax basis (or, in certain circumstances, fair market value of) in a common share or dividends received within a one-year period that, in the aggregate, equal or exceed 20% of a shareholder’s adjusted tax basis (or fair market value upon the shareholder’s election) in a common share. If we pay an “extraordinary dividend” on our common shares that is treated as “qualified dividend income,” then any loss derived by a Non-Corporate U.S. Holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.
Sale, Exchange or other Disposition of Common Shares
Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such stock. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the common shares is greater than one year at the time of the sale, exchange or other disposition. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
Passive Foreign Investment Company Rules
Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation that is a PFIC for U.S. federal income tax purposes. In general, a foreign corporation will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common shares, either:
•
at least 75% of the corporation’s gross income (including the gross income of certain subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•
at least 50% of the average value of the assets held by the corporation (including the assets of certain subsidiaries) during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether a foreign corporation is a PFIC, it will be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiaries that have made special U.S.

tax elections to be disregarded as separate entities as well as any of its subsidiary corporations in which it owns at least 25% by value. Income earned, or deemed earned, by a foreign corporation in connection with the performance of services should not constitute passive income. By contrast, rental income, which includes bareboat hire, would generally constitute “passive income” unless the foreign corporation is treated under specific rules as deriving its rental income in the active conduct of a trade or business.
Based on our existing operations and future projections, we do not expect to be a PFIC for our 2026 taxable year or any future taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular the vessels, we or our subsidiaries own that are subject to time charters, should not constitute passive assets for purposes of determining our classification as a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. In the absence of any legal authority specifically relating to, we cannot assure that the IRS or a court will accept our position. In addition, although we intend to conduct our affairs to avoid, to the extent reasonably possible, being classified as a PFIC with respect to any taxable year, we cannot assure that the nature of our operations will not change in the future.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes a timely “qualified electing fund” or “QEF” election or a timely “mark-to-market” election with respect to the common shares. In addition, if we were to be treated as a PFIC, the U.S. Holder would be required to file IRS Form 8621 with the IRS annually with respect to such U.S. Holder’s common shares.
Taxation of U.S. Holders Making a Timely QEF Election
If a U.S. Holder (an “Electing Holder”) makes a timely QEF Election, such Electing Holder must report for U.S. federal income tax purposes its pro rata share of our ordinary earnings and net capital gain, if any, for each of our taxable year that ends with or within the taxable year of the Electing Holder for which we are a PFIC, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis (but not below zero) of the Electing Holder in the common shares and will not be taxed again once distributed. The Electing Holder would generally recognize capital gain or loss on the sale, exchange, or other disposition of the common shares. The U.S. Holder would make a QEF Election by filing a properly completed IRS Form 8621 with its U.S. federal income tax return. After the end of each taxable year, we will analyze whether we were a PFIC for such taxable year. If we determine or otherwise become aware that we are a PFIC for any taxable year, we will use commercially reasonable efforts to provide each U.S. Holder with all necessary information, including a PFIC Annual Information Statement, in order to enable such holder to make the QEF Election for such taxable year. It should be noted that we may not be able to provide such information if we did not become aware of our status as a PFIC in a timely manner.
Taxation of U.S. Holders Making a “Mark-to-Market” Election
Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate, our common shares are treated as “marketable stock,” a U.S. Holder of our common shares would be allowed to make a “mark-to-market” election with respect to our common shares by filing a properly completed IRS Form 8621 with its U.S. federal income tax return for such taxable year. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year that we are classified as a PFIC the excess, if any, of the fair market value of the common shares at the end of each taxable year over such U.S. Holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss for each such taxable year in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in our common shares would be adjusted to reflect any such income or loss amount. In any taxable year in which we are classified as a PFIC, gain realized on the sale, exchange, or other disposition of the common shares would be treated as ordinary income, and any loss realized on the sale, exchange, or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income of the U.S. Holder.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
If we were to be classified as a PFIC for any taxable year, a U.S. Holder that does not make a timely QEF Election or a “mark-to-market” election for that year would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions that exceeds 125% of the average annual distributions over the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our common shares), and (2) any gain realized on the sale, exchange, or other disposition of our common shares. Under these special rules:
•	the excess distribution or gain would be allocated ratably over the U.S. Holder’s aggregate holding period for our common shares;
•	the amount allocated to the current taxable year and any taxable year before we became a PFIC would be taxed as ordinary income; and
•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

3.8% Medicare Tax on Net Investment Income
Non-Corporate U.S. Holders are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust. A U.S. Holder’s net investment income will generally include its gross dividend income and its net gains from the disposition of the common shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust (which, in 2026, is $16,000). The 3.8% Medicare tax is determined in a different manner than the regular U.S. federal income tax. Special considerations apply to U.S. Holders that have made a QEF election. Non-Corporate U.S. Holders are urged to consult their tax advisors regarding the applicability of the 3.8% Medicare tax in respect of their investment in our common shares.
Material United States Federal Income Taxation Consequences of Non-U.S. Holders
Dividends paid to a Non-U.S. Holder with respect to our common shares generally should not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).
In addition, a Non-U.S. Holder generally should not be subject to U.S. federal income tax with respect to any gain attributable to a sale or other disposition of our common shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met.
Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally should be subject to tax in the same manner as if the Non-U.S. Holder were a U.S. Holder. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, such dividends and gain may be subject to an additional branch profits tax at a 30% rate (or a lower tax rate under an applicable income tax treaty).

Backup Withholding and Information Reporting
In general, a U.S. Holder will be subject to information reporting for U.S. federal income tax purposes on distributions made on our common shares within the United States and to the proceeds from sales and other dispositions of our common shares to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.
In addition, backup withholding of U.S. federal income tax (currently at a rate of 24%) generally should apply to distributions paid on our common shares to a U.S. Holder and the proceeds from sales and other dispositions of our common shares by a U.S. Holder, who:
•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that it has failed to report all interest or dividends required to be shown on his U.S. federal income tax return; or
•	in certain circumstances, fails to comply with the applicable certification requirements.
A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.
In addition, individuals who are U.S. Holders (and to the extent specified in the applicable Treasury Regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with the IRS with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by the applicable Treasury Regulations). Specified foreign financial assets would include, among other assets, our common shares, unless the common shares are held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in the applicable Treasury Regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. The U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under this legislation.
The U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.
Marshall Islands Tax Consequences
The following represents the opinion of our Marshall Islands counsel, Stephenson Harwood LLP, and is a summary of the material Marshall Islands tax consequences of the ownership and disposition of our common shares.
We are incorporated in the Republic of the Marshall Islands. Under current Marshall Islands law, we are a non-resident Marshall Islands corporation pursuant to Division 1 Section 2(j) of the Marshall Islands Business Corporations Act (the “BCA”), we are not doing business in the Republic of the Marshall Islands and as such we are not subject to tax on income or capital gains, no Marshall Islands withholding tax will be imposed upon payment of dividends by us to its shareholders, and holders of our common shares that are not residents of or domiciled or carrying on any commercial activity in the Republic of the Marshall Islands will not be subject to Marshall Islands tax on the sale or other disposition of our common shares.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus, excluding any commissions to be paid to the Sales Agent, all of which will be paid by us.

SEC Filing Fee(1)
FINRA Fee(2)
Legal Fees and Expenses	$100,000
Accountants’ Fees and Expenses	40,000
Sales Agent’s Accountable Expenses	40,000
Miscellaneous Costs	10,000
Total	$190,000

(1)	$34,525 previously paid.
(2)	$38,000 previously paid.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are a Marshall Islands corporation and our principal executive office is located outside of the United States, in Athens, Greece.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Pursuant to Division 3 Section 20 paragraph (2) of the BCA the Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, shall accept service of process on our behalf in any such action. Further, pursuant to Division 3 Sections 21 and 22 of the BCA, in certain circumstances delineated therein the Attorney General of the Republic of the Marshall Islands may be deemed an agent of the Company upon whom any process or notice or demand required or permitted by law to be served may be served upon.
In addition, the Republic of the Marshall Islands have adopted (i) the Uniform Foreign Money-Judgments Recognition Act (“UFMJRA”) and (ii) the Enforcement of Judgments Act (“EJA”). The UFMJRA and EJA are two separate statutes with different purposes. The UFMJRA deals with “recognition” of a foreign judgment. The EJA deals with “enforcement” of a judgment which includes a foreign judgment once recognized by the UFMJRA. These statutes allow subject to the requirements imposed therein, for a foreign judgment to be recognized and enforced in the Republic of the Marshall Islands. That said, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors, or officers, judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS
The certain legal matters related to the offering of the securities pursuant to this prospectus will be passed upon for us by O’Melveny & Myers LLP, and the validity of the securities offered by this prospectus will be passed upon for us by Stephenson Harwood. Ellenoff Grossman & Schole LLP, New York, New York is representing the Sales Agent in this offering.
EXPERTS
The consolidated financial statements of Icon Energy Corp. appearing in Icon Energy Corp.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Street, 151 25, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying base prospectus are part of that registration statement, which includes additional information. We are also required to file reports, including annual reports on Form 20-F, and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.icon-nrg.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Commission. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus supplement and the accompanying base prospectus and is not incorporated by reference into this document.
As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not be required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying base prospectus, and will automatically update and supersede previously filed information, including information contained in this document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus will be deemed to be modified or superseded for purposes of this document to the extent a statement contained in this, or in any other subsequently filed, document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement and the accompanying base prospectus.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 25, 2025;
•
our Report on Form 6-K, filed with the Commission on July 3, 2025, containing our unaudited interim condensed consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the three-month period ended March 31, 2025;

•
our Report on Form 6-K, filed with the Commission on August 1, 2025, containing our unaudited interim condensed consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the six-month period ended June 30, 2025;

•
our Report on Form 6-K, filed with the Commission on November 26, 2025, containing our unaudited interim condensed consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the nine-month period ended September 30, 2025, together with an update of the Company’s risk factors;

•	our Reports on Form 6-K, filed with the Commission on June 24, 2025, August 29, 2025, December 18, 2025, January 8, 2026, January 22, 2026; and
•
the description of our securities and Marshall Islands Company Considerations in Exhibit 2.5 to our Annual Report, including any amendment or report filed with the Commission for the purpose of updating such description.

We and the Sales Agent have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on the respective cover, even though this prospectus supplement may be delivered or securities may be sold under this prospectus supplement on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. You may request a copy of these filings, at no cost, by writing us at the following address:
Icon Energy Corp.
17th km National Road
Athens-Lamia & Foinikos Str.
14564, Nea Kifissia
Athens, Greece

PROSPECTUS
$250,000,000

Common Shares
Preferred Stock Purchase Rights
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Rights
Units
We may offer common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights, or units from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate offering amount of up to $250,000,000. The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. This prospectus describes some of the general forms that may apply to these securities and the general manner in which they may be offered. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common shares are listed on the Nasdaq Capital Market under the symbol “ICON”. The aggregate market value of our outstanding common shares held by non-affiliates as of December 4, 2025, was $2,867,650, based on 3,455,000 common shares held by non-affiliates and a closing price on the Nasdaq Capital Market of $0.83 on that date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf during the 12-calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our common shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3 so long as the aggregate market value of our outstanding common shares held by non-affiliates remains below $75 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12-calendar month period that ends on and includes the date hereof.
An investment in the securities offered hereby involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 15, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “Commission”) using the shelf registration process. By using a shelf registration statement, we may sell, from time to time, any combination of common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to an aggregate offering amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find Additional Information.”
We have not authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.
Unless the context requires otherwise, all references in this prospectus to “Icon,” “Icon Energy,” the “Company,” “we,” “our,” and “us,” refer to Icon Energy Corp. or any one or more of its subsidiaries, or to such entities collectively. We use the term deadweight tons (“dwt”) expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “our fleet,” and “our vessels,” include right-of-use assets under finance leases, and all references to currency amounts are in U.S. dollars. We prepare our consolidated financial statements, including all of the consolidated financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”).
All share and per share amount references in this prospectus give retroactive effect, for all periods presented, to the one-for-forty reverse stock split effected on April 1, 2025.
ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions, or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Without limiting the generality of the foregoing, all statements in this prospectus concerning or relating to estimated and projected earnings, margins, costs, expenses, expenditures, cash flows, growth rates, future financial results, liquidity and our ability to raise funds are forward-looking statements. In addition, we, through our senior management, from time to time may make forward-looking public statements concerning our expected future operations and performance and other developments.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections. As a result, you are cautioned not to rely on any forward-looking statements.
Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:
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changes in general dry bulk market conditions, including fluctuations in charter hire rates, vessel values, vessel supply, demand for vessels, and supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;

•	changes in seaborne and other transportation patterns;
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delays or defaults by shipyards in the construction of new buildings in the dry bulk industry, defaults in constructions, or delays, cancelations, or non-completion of deliveries of any vessels we may agree to acquire;

•	changes in the useful lives and/or the value of our vessels and the related impact on our compliance with the covenants under our financing arrangements;
•	the aging of our fleet and increases in operating costs;
•	changes in our ability to complete future, pending, or recent acquisitions or dispositions;
•	our ability to achieve successful utilization of our fleet;
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changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions, and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion, or expected capital spending or operating expenses;
•	changes in our ability to leverage the relationships and reputation in the dry bulk shipping industry of Pavimar Shipping Co., the commercial and technical manager of our vessels;
•	changes in the availability of crew, number of off-hire days, classification survey requirements, and insurance costs for the vessels in our fleet;
•	changes in our relationships with our counterparties, including the failure of any of our counterparties to fulfill their obligations;

•	loss of our customers, charters, or vessels;
•	damage to our vessels;
•	potential liability from future incidents involving our vessels and litigation;
•	our future operating or financial results;
•	changes in and the effects of interest or inflation rates and worldwide inflationary pressures;
•	acts of terrorism, war, piracy, and other hostilities;
•	public health threats, pandemics, epidemics, other disease outbreaks, and governmental responses thereto;
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changes in global and regional economic and political conditions, including the provision or removal of economic stimulus measures meant to counteract the effects of sudden market disruptions due to financial, economic, or health crises;

•	changes in tariffs or other restrictions imposed on foreign imports by the U.S. and related countermeasures taken by impacted foreign countries;
•	general domestic and international political conditions or events, including trade wars, acts of hostility or potential, threatened, or ongoing war;
•	inherent operational risks, natural disasters, weather damage, seasonal fluctuations, and inspection procedures of the dry bulk industry;
•	changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations, particularly with respect to the dry bulk shipping industry;
•	our ability to continue as a going concern; and
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other factors discussed in “Item 3. Key Information—D. Risk Factors” in our most recent Annual Report on Form 20-F, our registration statement on Form F-1 (File No. 333-290206), declared effective on September 22, 2025 and other important factors described from time to time in the reports we subsequently file with the Commission, and in any prospectus supplement.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects, on us. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

PROSPECTUS SUMMARY
This section summarizes material information contained elsewhere in or incorporated by reference into this prospectus that we consider important. This summary does not contain all of the information that may be important to you. Before you decide to invest in our securities, you should read this entire prospectus carefully, including the “Risk Factors” section and the financial information in this prospectus, in the Annual Report for the fiscal year ended December 31, 2024 on Form 20-F filed on April 25, 2025, and in our interim condensed consolidated financial statements for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 contained in our Reports on Form 6-K filed on July 3, 2025, August 1, 2025 and November 26, 2025, respectively, incorporated by reference into this prospectus, and the other documents incorporated by reference into this prospectus, which are described under “Information Incorporated by Reference” before making an investment in our securities.
Our Company
We are a growth-oriented shipping company, providing worldwide seaborne transportation services for dry bulk cargoes via our fleet of oceangoing vessels. We generate our revenues by chartering our vessels to regional and international dry bulk operators, commodity traders and end users. Currently, our fleet consists of one Panamax dry bulk vessel, the M/V Alfa, with a carrying capacity of approximately 77,326 dwt, one Kamsarmax dry bulk vessel, the M/V Bravo, with a carrying capacity of approximately 81,448 dwt and one Ultramax dry bulk vessel, the M/V Charlie, with a carrying capacity of 63,668 dwt.
Chartering of our Fleet
We intend to charter our vessels to regional and international dry bulk operators, commodity traders and end users, primarily on time charters (either index-linked or fixed rate) or voyage charters, depending on market conditions, opportunities available to us, and other strategic and tactical considerations. The M/V Alfa and M/V Bravo are currently employed by an international commodity trading conglomerate, at a minimum until July 2026 and March 2026, respectively, at floating daily hire rates linked to the Baltic Panamax Index. The M/V Charlie is employed by a reputable dry bulk operator, on a time charter expiring between March 2026 and June 2026, at a floating daily hire rate linked to the Baltic Supramax Index, plus part of the fuel cost savings to be realized by the charterer through the use of the vessel’s scrubber.
Management of our Company and our Fleet
Overall responsibility for the management of Icon Energy rests with our Board of Directors. Our Board of Directors has organized the provision of management services through Pavimar Shipping Co. (“Pavimar”), a ship management company controlled by our Chairwoman and Chief Executive Officer, Mrs. Ismini Panagiotidi, under the terms of the management agreement, which became effective on January 18, 2024 (the “Management Agreement”). Pavimar operates on the same principles and draws upon the expertise of Pavimar S.A., an integrated vessel commercial and technical manager incorporated in the Republic of the Marshall Islands, also controlled by our Chairwoman and Chief Executive Officer. Founded in 2014, Pavimar S.A. has successfully managed over 50 vessels across the dry bulk, tanker and container sectors, has built a reputation for reliability, and is well-established and regarded within the international shipping community.
Pavimar provides us with vessel commercial and technical management services including, but not limited to, securing employment, post-fixture support, handling vessel sale and purchases, arranging and supervising crew, repairs and maintenance, insurance, provisions, bunkering, day to day vessel operations, and ancillary services. Prior to the effectiveness of our Management Agreement, similar services were provided to us by Pavimar S.A.
Recent and Other Developments Summary
On August 27, 2025, we entered into the standby equity purchase agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”). Pursuant to the SEPA, subject to the terms and conditions set forth therein, we have the right, but not the obligation, to issue (each such issuance, an “Advance”) to Yorkville, and Yorkville has the obligation to subscribe for, common shares for an aggregate subscription amount of up to $20,000,000 (the “Commitment Amount”), at any time from the effective date of the SEPA until August 27, 2028, unless earlier terminated pursuant to the SEPA, by delivering written notice to Yorkville (each, an “Advance Notice”).
Under each Advance, each common share to be issued to Yorkville from time to time under the SEPA (the “Advance Shares”) will be issued at one of two pricing options, at our election. Under the first option, we will sell our common shares to Yorkville at 96% of the Market Price (as defined below) for any period commencing upon receipt by the Company of written confirmation of receipt of such Advance Notice by Yorkville, and which confirmation shall specify the commencement time, and ending on 4:00 p.m. New York City time on the applicable date of the Advance Notice (the “Option 1 Pricing Period”). If the total number of common shares traded on the Nasdaq Capital Market during the Option 1 Pricing Period is less than the Volume Threshold, the number of Advance Shares will be reduced to the greater of (i) 30% of the trading volume during the respective pricing period, or (ii) the number of common shares sold by Yorkville during the pricing period. “Volume Threshold” is defined as the amount of the Advance in common shares divided by 30%. Under the second option, we will sell our common shares to Yorkville at 97% of the Market Price for any three consecutive trading days commencing on the date of the Advance Notice, if it is received by 9:30 a.m. Eastern Time, or the immediately following trading day if received after 9:30 a.m. Eastern Time (the “Option 2 Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the average volume weighted average price (“VWAP”) of our common shares on the Nasdaq Capital Market during the Option 1 Pricing Period, and for any Option 2 Pricing Period, the lowest daily VWAP of our common shares on the Nasdaq Capital Market during the Option 2 Pricing Period.
The SEPA does not require Yorkville to subscribe for or acquire any common shares under the SEPA if those common shares, when aggregated with all other common shares beneficially owned by Yorkville and its affiliates, would result in Yorkville and its affiliates (on an aggregated basis) beneficially owning more than 4.99% of the then outstanding voting power or number of common shares.
We will have the right to require Yorkville to subscribe for any common shares pursuant to the SEPA as long as we have an effective registration statement in place for the resale of our common shares to be issued by the Company to Yorkville under each Advance, and subject to the satisfaction of the other conditions set forth in the SEPA.
The Company may not have access to the full Commitment Amount available under the SEPA due to, among other things, the reasons noted above.
Pursuant to the SEPA, the Company has paid to Yorkville a structuring and due diligence fee in the amount of $25,000. In addition, the Company has agreed to pay a commitment fee equal to 1% of the Commitment Amount of the SEPA (the “Commitment Fee”), as follows: half due at execution of the SEPA, and the remaining half due at the earlier of (i) $10 million worth of Advances or (ii) the 6-month anniversary of the execution of the SEPA. At each due date, the Company shall have the option, at its discretion, to pay all or a portion of the Commitment Fee then due by the issuance of such number of common shares that is equal to the applicable portion of the Commitment Fee divided by the average of the daily VWAPs of our common shares on the Nasdaq Capital Market during the three trading days immediately prior to the applicable due date. Upon the execution of the SEPA, we issued 45,249 of our common shares to Yorkville in satisfaction of the first half of the Commitment Fee.
As of the date hereof, we have sold approximately 1,229,521 shares pursuant to Advances under the SEPA for aggregate net proceeds of $1.4 million. Following such issuances, we had 3,460,000 issued and outstanding common shares.
Corporate Information
Icon Energy is a holding company existing under the laws of the Republic of the Marshall Islands. We maintain our principal executive offices at c/o Pavimar Shipping Co., 17th km National Road Athens-Lamia & Foinikos Str. 14564, Nea Kifissia, Athens, Greece and our telephone number is +30 211 88 81 300. Our website is www.icon-nrg.com. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov. The information contained on, or that can be accessed through, these websites is not incorporated by reference herein and does not form part of this prospectus.
Implications of Being a Foreign Private Issuer
As a non-U.S. company which qualifies as a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to different requirements under the U.S. securities laws than U.S. domestic issuers. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of common shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the Commission. Accordingly, there may be less publicly available information concerning us than there is for other U.S. public companies that are not foreign private issuers.
As a foreign private issuer, the Company is permitted to follow certain corporate governance rules of its home country in lieu of the corporate governance rules of the Nasdaq Stock Market (“Nasdaq”). The Company’s corporate governance practices deviate from Nasdaq’s corporate governance rules in the following ways:
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In lieu of obtaining shareholder approval prior to the issuance of designated securities or the adoption of equity compensation plans or material amendments to such equity compensation plans, we will comply with provisions of the Marshall Islands Business Corporations Act (the “BCA”), providing that the Board of Directors approves share issuances and adoptions of and material amendments to equity compensation plans. Likewise, in lieu of obtaining shareholder approval prior to the issuance of securities in certain circumstances, consistent with the BCA and our restated articles of incorporation, as amended, and fourth amended and restated bylaws, the Board of Directors approves certain share issuances.

•	The Company’s Board of Directors is not required to have an Audit Committee comprised of at least three members. Our Audit Committee is comprised of two members.
•	The Company’s Board of Directors is not required to meet regularly in executive sessions without management present.
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As a foreign private issuer, we are not required to solicit proxies or provide proxy statements to Nasdaq pursuant to Nasdaq corporate governance rules or Marshall Islands law. Consistent with Marshall Islands law and as provided in our bylaws, we will notify our shareholders of meetings between 15 and 60 days before the meeting. This notification will contain, among other things, information regarding business to be transacted at the meeting.

Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
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exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”);

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and
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exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1.235 billion in “total annual gross revenues” during the most recently completed fiscal year, or we have issued more than $1 billion in non-convertible debt in the past three years, or we become a “large accelerated filer”. For as long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies.
We are choosing to take advantage of these reduced burdens, save for the exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies. We are choosing to “opt out” of such extended transition period and will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Securities We May Offer
We may offer common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights, or units from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate offering amount of up to $250,000,000. The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. This prospectus describes some of the general forms that may apply to these securities and the general manner in which they may be offered. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risks set forth in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the Commission on April 25, 2025 and incorporated herein by reference, as updated by annual, quarterly and other reports and documents we file with the Commission and that are incorporated herein by reference. Please see the section of this prospectus entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference” for more information. The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition and may cause you to lose all or part of your investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the Commission, including our registration statement on Form F-1 (File No. 333-290206), declared effective on September 22, 2025.

USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include, among other things, funding for working capital needs, debt repayments and fleet renewal or expansion. At this time, we have not specifically identified any vessels to acquire, nor have we identified a material single use for which we intend to use the proceeds we receive from the sale of securities offered hereunder, and, accordingly, we are not able to allocate such proceeds among any of these potential uses in light of the variety of factors that will impact how such proceeds are ultimately utilized by us. Additional information relating thereto may be set forth in any applicable prospectus supplement.

CAPITALIZATION
Our capitalization and indebtedness will be set forth, if necessary, in a prospectus supplement to this prospectus or in a report subsequently furnished to the Commission and specifically incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK
The following description of our authorized capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws should be read together with the information contained under the heading “Additional Information” in our most recent Annual Report on Form 20-F and in Exhibit 2.5 “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934” of our most recent Annual Report on Form 20-F, which is incorporated by reference herein. Please also see our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capital Stock
Under our amended and restated articles of incorporation, our authorized share capital stock consists of:
•	750,000,000 common shares, par value $0.001 per share, of which 3,460,000 shares are issued and outstanding as of the date hereof; and
•	250,000,000 preferred shares, par value $0.001 per share, out of which:
○	1,500,000 Series A Preferred Shares have been designated, of which 17,249 are issued and outstanding as of the date hereof;
○	1,500,000 Series B Preferred Shares have been designated, of which 1,500,000 are issued and outstanding as of the date hereof; and
○	1,500,000 Series C Participating Preferred Shares have been designated, of which none are issued as of the date hereof.
Description of Common Shares. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of our common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption, or pre-emptive rights to subscribe to any of our securities. The rights, preferences, and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.
Preferred Shares. Our amended and restated articles of incorporation authorize our Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series; the number of shares of the series; the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions of such series; and the voting rights, if any, of the holders of the series.
Description of Series A Cumulative Convertible Perpetual Preferred Shares. The following description of the characteristics of the Series A Cumulative Convertible Perpetual Preferred Shares (the “Series A Preferred Shares”) is a summary and does not purport to be complete and is qualified by reference to the Statement of Designation, as amended and restated, in respect of the Series A Preferred Shares which is filed as an exhibit hereto and is incorporated herein by reference. Capitalized terms that are not defined below shall have the meaning ascribed to such terms in the Statement of Designation, as amended and restated, in respect of the Series A Preferred Shares.
On June 11, 2024 and June 30, 2025, we issued 15,000 and 2,249 Series A Preferred Shares, par value $0.001 per share, respectively, each with a stated amount of $1,000 per share, representing all of the Series A Preferred Shares that are issued and outstanding as of the date hereof. Such shares have the following characteristics:
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Ranking. The Series A Preferred Shares rank, with respect to dividend distributions and distributions upon our liquidation, dissolution or winding up of our affairs (whether voluntary or involuntary), sale of substantially all of our assets, property or business, or a change of control of us (each, a “Liquidation Event”), (i) senior to our common shares, our Series B Preferred Shares, our Series C Participating Preferred Shares and to any other class or series of our stock that may be established in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Shares in the payment of dividends and the distribution of assets upon a Liquidation Event (together with our common shares, the

“Junior Stock”), (ii) on parity with any class or series of capital stock that may be established in the future that is expressly stated to be on parity with the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon a Liquidation Event, and (iii) junior to any class or series of capital stock that may be established in the future that is expressly stated to rank senior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon a Liquidation Event, and to all existing and future indebtedness and other liabilities, including trade payable and other non-equity claims on us.
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Conversion Rights. Each holder of Series A Preferred Shares has the right, subject to certain conditions, until July 15, 2032, to convert all (but not a portion) of the Series A Preferred Shares beneficially held by such holder into our common shares at the conversion rate then in effect. Each Series A Preferred Share is convertible into the number of our common shares equal to the quotient of the aggregate stated amount of the Series A Preferred Shares converted plus any accrued and unpaid dividends divided by the lower of (i) $240.00 per common share, subject to certain anti-dilution adjustments (i.e. in the event of capital reorganization, merger, stock dividend or other distribution of the Company’s assets, stock split or combination) (the “Pre-Determined Price”) and (ii) the VWAP of our common shares over the five consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion. The Pre-Determined Price is also subject to adjustments in the event of an issuance of equity securities at a deemed price per share lower than the Pre-Determined Price then in effect. In such event, the Pre-Determined Price shall be reduced to an amount equal to the effective price of such issuance of equity securities. Our January 2025 offering and the issuance of common shares to Yorkville pursuant to the SEPA would have triggered such an adjustment, however, in line with the terms outlined in the Statement of Designation, as amended and restated, with respect to our Series A Preferred Shares, we entered into waiver agreements with the sole holder of our Series A Preferred Shares, pursuant to which all potential adjustments to the Pre-Determined Price as a result of the January 2025 offering and the issuance of common shares to Yorkville pursuant to the SEPA have been waived. The Series A Preferred Shares are otherwise not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

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Voting Rights. So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by our amended and restated articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the Series A Preferred Shares at the time outstanding, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating: (i) any amendment, alteration or repeal of any provision of our amended and restated articles of incorporation or amended and restated bylaws that would alter or change the voting powers, preferences or special rights of the holders of the Series A Preferred Shares so as to affect them adversely; (ii) the issuance of dividend parity stock if the accrued dividends on all outstanding Series A Preferred Shares through and including the most recently completed dividend period have not been paid or declared and a sum sufficient for the payment thereof has been set aside for payment; (iii) any amendment or alteration of our amended and restated articles of incorporation to authorize or create, or increase the authorized amount of, any senior stock; or (iv) any consummation of (x) a binding share exchange or reclassification involving the Series A Preferred Shares, (y) a merger or consolidation of the Company with another entity (whether or not a corporation), or (z) a conversion, transfer, domestication or continuance of the Company into another entity or an entity organized under the laws of another jurisdiction, unless in each case (A) the Series A Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to the Company is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, the Series A Preferred Shares are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Shares immediately prior to such consummation, taken as a whole. The foregoing voting rights do not apply in connection with the creation or issuance of Series C Participating Preferred Shares of the Company substantially in the form approved by the Board pursuant to the Rights Agreement (as defined below).

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Dividends. Dividends on our Series A Preferred Shares are cumulative and accrue, whether or not declared by our Board of Directors, however, such dividends are payable only when, as, and if declared by our Board of Directors. Dividends on our Series A Preferred Shares, to the extent declared, shall be paid biannually, on each June 30 and December 31, payable in cash or in kind (in the form of additional Series A Preferred Shares) or in a combination thereof, at our option, accruing at the applicable dividend rate per annum on the stated amount per Series A Preferred Share and on any unpaid accrued dividends. In each event of non-payment or payment in kind, the dividend rate then in effect shall increase by a factor of 1.33 (“Non-payment Rate Adjustment”) or 1.30 (“PIK Rate Adjustment”), respectively, from the day of such event onwards. On the day a previous non-payment is rectified by payment in cash, the relevant Non-payment Rate Adjustment will cease to apply. If a previous non-payment is rectified by payment in kind, the relevant Non-payment Rate Adjustment will cease to apply and the PIK Rate Adjustment will be permanently applied instead. Partial non-payments, payments in kind or rectifications of previous non-payments, will be treated proportionally.

The holders of Series A Preferred Shares also have the right to participate, on an as-converted basis, in certain non-recurring dividends and distributions declared or made on our common shares.
•	Maturity/Redemption. The Series A Preferred Shares are perpetual, non-redeemable and have no maturity date.
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Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution, winding up of the Company or other Liquidation Event, whether voluntary or involuntary, the Series A Preferred Shares shall have a liquidation preference of $1,000 per share (plus accrued dividends to the date fixed for payment of such amount (whether or not declared), and no more). A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series A Preferred Shares and all liquidation parity stock are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the holders of Series A Preferred Shares, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series A Preferred Shares and all holders of liquidation preference parity stock, our remaining assets and funds will be distributed among the holders of our common shares and any other Junior Stock then outstanding according to their respective rights.

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No Preemptive Rights; No Sinking Fund. The holders of Series A Preferred Shares do not have any preemptive rights. The Series A Preferred Shares will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement.

Description of Series B Perpetual Preferred Shares. The following description of the characteristics of the Series B Perpetual Preferred Shares (the “Series B Preferred Shares”) is a summary and does not purport to be complete and is qualified by reference to the Statement of Designation in respect of the Series B Preferred Shares, which is filed as an exhibit hereto and is incorporated herein by reference.
On June 11, 2024, we issued 1,500,000 Series B Preferred Shares, par value $0.001 per share, representing all of the Series B Preferred Shares that are issued and outstanding as of the date hereof. Such shares have the following characteristics:
•	Conversion Rights. The Series B Preferred Shares are not convertible into our common shares.
•
Voting Rights. Each Series B Preferred Share has the voting power of 1,000 common shares and counts for 1,000 votes for purposes of determining quorum at a meeting of shareholders, subject to adjustment to maintain a substantially identical voting interest in the Company following the (i) creation or issuance of a new series of shares of the Company carrying more than one vote per share to be issued to any person other than holders of the Series B Preferred Shares, except for the creation (but not the issuance) of Series C Participating Preferred Shares substantially in the form approved by the Board, without the prior affirmative vote of a majority of votes cast by the holders of the Series B Preferred Shares or (ii) issuance or approval of our common shares pursuant to and in accordance with the Rights Agreement (as defined below). The holders of Series B Preferred Shares and the holders of our common shares shall vote together as one class on all matters submitted to a vote of our shareholders, except that the Series B Preferred Shares vote separately as a class on amendments to our amended and restated articles of incorporation that would materially alter or change the powers, preference or special rights of the Series B Preferred Shares.
•
Distributions. The Series B Preferred Shares have no dividend or distribution rights, other than upon our liquidation, dissolution or winding up, as described below. Also, if we declare or make any dividend or other distribution of voting securities of a subsidiary which we control to the holders of our common shares by way of a spin off or other similar transaction, then, in each such case, each holder of Series B Preferred Shares shall be entitled to receive preferred shares of the subsidiary whose voting securities are so distributed with at least substantially similar rights, preferences, privileges and voting powers, and limitations and restrictions as those of the Series B Preferred Shares.

•	Maturity/Redemption. The Series B Preferred Shares are perpetual, non-redeemable and have no maturity date.
•
Ranking, Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, Series B Preferred Shares shall be entitled to receive a payment on the same terms as, and rank pari-passu with, our common shares with respect thereto, up to an amount equal to the par value of $0.001 per share Series B Preferred Share. Holders of shares of this Series will have no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

•
No Preemptive Rights; No Sinking Fund. Holders of the Series B Preferred Shares do not have any preemptive rights. The Series B Preferred Shares will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement.

Description of Series C Participating Preferred Shares. The following description of the characteristics of the Series C Participating Preferred Shares is a summary and does not purport to be complete and is qualified by reference to the Statement of Designation in respect of the Series C Participating Preferred Shares (“Series C Preferred Shares”) which is filed as an exhibit hereto and is incorporated herein by reference.
As of the date hereof, no Series C Preferred Shares are issued and outstanding in connection with our Rights Agreement (as defined below). See “—Shareholders’ Rights Agreement.”
When issued, each one one-thousandth of a Series C Preferred Share will, among other things:
•	not be redeemable;
•
entitle holders to dividend payments in an amount per share equal to the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in our common shares or a subdivision of our outstanding common shares (by reclassification or otherwise), declared on our common shares; and

•	entitle holders to one vote on all matters submitted to a vote of the shareholders of the Company.
The value of one one-thousandth of a Series C Preferred Share issued in connection with the Rights Agreement should approximate the value of one common shares.
Shareholders’ Rights Agreement
The following description of the Shareholders’ Rights Agreement (the “Rights Agreement”) is a summary and does not purport to be complete and is qualified by reference to the copy of the Rights Agreement, which is filed as an exhibit hereto and is incorporated herein by reference.
On July 11, 2024, we entered into a Rights Agreement with Computershare Trust Company, N.A., as Rights Agent. Pursuant to the Rights Agreement, each common share includes one right (“Right”) that entitles the holder to purchase from us one one-thousandth of a share of Series C Preferred Share for $1,000.00 (the “Series C Exercise Price”), once the Rights become exercisable, subject to specified adjustments. The Rights will separate from the common shares and become exercisable only if a person or group acquires beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of our outstanding common shares, in a transaction not approved by our Board of Directors, provided that none of Ismini Panagiotidi or her controlled affiliates will be considered an “acquiring person.” In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, in lieu of one one-thousandth of a Series C

Preferred Share, upon payment of the Series C Exercise Price, a number of our common shares having a then-current market value (as defined in the Rights Agreement) equal to twice the Series C Exercise Price. In addition, if we are acquired in a merger or other business combination after an acquiring person acquires 10% (15% in the case of a passive institutional investor) or more of our common shares, each holder of the Right will thereafter have the right to purchase, in lieu of one one-thousandth of a Series C Preferred Share, upon payment of the Series C Exercise Price, a number of common shares of the acquiring person having a then-current market value equal to twice the Series C Exercise Price. The acquiring person will not be entitled to exercise these Rights.
Furthermore, our Board of Directors may redeem the Rights for $0.001 per Right under certain circumstances. If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.001 per Right. In addition, after a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common shares, the Board of Directors may extinguish the Rights by exchanging one common share or an equivalent security for each Right, other than Rights held by the acquiring person. In certain circumstances, we may elect to exchange the Rights for cash or other of our securities having a value approximately equal to one common share.
Under the Rights Agreement’s terms, the Rights will expire on July 11, 2034.
Description of Warrants
First Representative’s Warrant
The following description of the characteristics of the First Representative’s Warrant is a summary and does not purport to be complete and is qualified by reference to the copy of the First Representative’s Warrant, which is filed as an exhibit hereto and is incorporated herein by reference.
On July 15, 2024, in connection with our initial public offering, we issued to Maxim Group LLC, who acted as sole book-running manager in such offering, a warrant to purchase up to 2,000 common shares, in whole or in parts, at an exercise price of $176.00 per common share, subject to certain anti-dilution adjustments.
The First Representative’s Warrant is exercisable on or after January 11, 2025, and expires on July 11, 2027, and does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to its exercise. As of the date hereof, neither the First Representative’s Warrant, nor any part thereof, has been exercised.
If at the time of exercise of the First Representative’s Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, our common shares issuable upon such exercise, then the First Representative’s Warrant may only be exercised, in whole or in part, by means of a cashless exercise in which case, the holder shall be entitled to receive a number of our common shares equal to the difference between the applicable spot price per common share of the Company (as determined in the First Representative’s Warrant) and the exercise price then in effect, multiplied by the number of our common shares that would be issuable upon a cash exercise, divided by the applicable spot price per common share of the Company (as determined in the First Representative’s Warrant).
Placement Agent’s Warrant
The following description of the characteristics of the Placement Agent’s Warrant is a summary and does not purport to be complete and is qualified by reference to the copy of the Placement Agent’s Warrant, which is filed as an exhibit hereto and is incorporated herein by reference.
On January 24, 2025, in connection with our January 2025 offering, we issued to Maxim Group LLC, who acted as placement agent in such offering, a warrant to purchase up to 11,450 common shares, in whole or in parts, at an exercise price of $57.64 per common share, subject to certain anti-dilution adjustments. The Placement Agent’s Warrant is exercisable on or after July 24, 2025, and expires on January 23, 2028, and does not entitle its holder to any voting rights, dividends or other rights as a shareholder of the Company prior to its exercise. As of the date hereof, neither the Placement Agent’s Warrant, nor any part thereof, has been exercised.
If at the time of exercise of the Placement Agent’s Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the common shares issuable upon such exercise, then the Placement Agent’s Warrant may only be exercised, in whole or in part, by means of a cashless exercise in which case, the holder shall be entitled to receive a number of common shares equal to the difference between the applicable spot price per common share of the Company (as determined in the Placement Agent’s

Warrant) and the exercise price then in effect, multiplied by the number of common shares that would be issuable upon a cash exercise, divided by the applicable spot price per common share of the Company (as determined in the Placement Agent’s Warrant).
Class A Common Share Purchase Warrants
The units issued as part of our January 2025 offering consisted of one common share and one Class A Common Share Purchase Warrant. The following description of the characteristics of the Class A Common Share Purchase Warrants is a summary and does not purport to be complete and is qualified by reference to the copy of the Class A Common Share Purchase Warrants, which is filed as an exhibit hereto and is incorporated herein by reference.
Each Class A Common Share Purchase Warrant was immediately exercisable at an initial exercise price of $104.80, subject to downward adjustments on Reset Dates (as defined in the Class A Common Share Purchase Warrants) and will expire on January 24, 2028. The Class A Common Share Purchase Warrants also contain certain mechanisms for cashless exercise, including alternative cashless exercise, and certain anti-dilution protections. As of the date hereof, substantially all of the Class A Common Share Purchase Warrants have been exercised.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company N.A.
Listing
Our common shares are listed on the Nasdaq Capital Market under the symbol “ICON.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•	any optional or mandatory sinking fund provisions;

•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than United States dollars, the equivalent price in United States dollars for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other senior unsubordinated debt.

Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to all of our other present and future senior indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company (“DTC”) will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.
The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract, which will be filed with the SEC if we offer purchase contracts. For more information on how you can obtain copies of any purchase contract if we offer purchase contracts, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable purchase contract and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of common shares, preferred shares, purchase contracts, warrants, rights, debt securities or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares, and/or common shares (including related preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate or unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of any unit certificate or unit agreement if we offer units, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable unit certificate, the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
•
on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are a Marshall Islands corporation and our principal executive office is located outside of the United States, in Athens, Greece.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Pursuant to Division 3 Section 20 paragraph (2) of the BCA the Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, shall accept service of process on our behalf in any such action. Further, pursuant to Division 3 Sections 21 and 22 of the BCA, in certain circumstances delineated therein the Attorney General of the Republic of the Marshall Islands may be deemed an agent of the Company upon whom any process or notice or demand required or permitted by law to be served may be served upon.
In addition, the Republic of the Marshall Islands have adopted (i) the Uniform Foreign Money-Judgments Recognition Act (“UFMJRA”) and (ii) the Enforcement of Judgments Act (“EJA”). The UFMJRA and EJA are two separate statutes with different purposes. The UFMJRA deals with “recognition” of a foreign judgment. The EJA deals with “enforcement” of a judgment which includes a foreign judgment once recognized by the UFMJRA. These statutes allow subject to the requirements imposed therein, for a foreign judgment to be recognized and enforced in the Republic of the Marshall Islands. That said, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors, or officers, judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

EXPENSES
The following are the estimated expenses for the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$34,525
FINRA filing fee	38,000
Nasdaq listing fee	*
Accounting fees and expenses	*
Legal fees and expenses	*
Printing expenses	*
Trustee fees and expenses	*
Miscellaneous	*
Total	*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.
TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in “Item 10. Additional Information—E. Taxation” of our Annual Report incorporated by reference herein. Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.
LEGAL MATTERS
O’Melveny & Myers LLP will pass upon certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Stephenson Harwood will pass upon the validity of the securities being registered hereby and certain other Marshall Islands legal matters in connection with the registration of such securities.
EXPERTS
The consolidated financial statements of Icon Energy Corp. appearing in Icon Energy Corp.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Street, 151 25, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information. We are also required to file reports, including annual reports on Form 20-F, and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.icon-nrg.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Commission. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.
As a foreign private issuer, we will be exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus, and will automatically update and supersede previously filed information, including information contained in this document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 25, 2025;
•
our Report on Form 6-K, filed with the Commission on July 3, 2025, containing our unaudited interim condensed consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the three-month period ended March 31, 2025;

•
our Report on Form 6-K, filed with the Commission on August 1, 2025, containing our unaudited interim condensed consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the six-month period ended June 30, 2025;

•
our Report on Form 6-K, filed with the Commission on November 26, 2025, containing our unaudited interim condensed consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations for the nine-month period ended September 30, 2025, together with an update of the Company’s risk factors;

•	our Reports on Form 6-K, filed with the Commission on June 24, 2025 and August 29, 2025; and
•
the description of our securities and Marshall Islands Company Considerations in Exhibit 2.5 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 25, 2025, including any amendment or report filed with the SEC for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document.
The information on our website is not incorporated by reference into this prospectus. These filings are also available on the Commission’s Electronic Data Gathering and Retrieval System at www.sec.gov. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Icon Energy Corp.
17th km National Road
Athens-Lamia & Foinikos Str.
14564, Nea Kifissia
Athens, Greece
Attention: Secretary
+30 211 88 81 300

Up to $3,400,000 of Common Shares

PROSPECTUS SUPPLEMENT
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Maxim Group LLC
February 4, 2026